Exhibit 99.4
NETAPP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	April 25, 2008	April 27, 2007
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$936,479	$489,079
Short-term investments	227,911	819,702
Accounts receivable, net	582,110	548,249
Inventories	70,222	54,880
Prepaid expenses and other assets	120,561	99,840
Short-term restricted cash and investments	2,953	118,312
Short-term deferred income taxes	127,197	110,741

Total current assets	2,067,433	2,240,803

PROPERTY AND EQUIPMENT, net	693,792	603,523

GOODWILL	680,054	601,056
INTANGIBLE ASSETS, net	90,075	83,009
LONG-TERM INVESTMENTS AND RESTRICTED CASH	331,105	12,572
LONG-TERM DEFERRED INCOME TAXES AND OTHER ASSETS	208,529	117,515

	$4,070,988	$3,658,478

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current portion of long-term debt	—	$85,110
Accounts payable	178,233	144,112
Income taxes payable	6,245	53,371
Accrued compensation and related benefits	202,929	177,327
Other accrued liabilities	154,331	97,017
Deferred revenue	872,364	630,610

Total current liabilities	1,414,102	1,187,547

LONG-TERM DEBT	172,600	—
OTHER LONG-TERM OBLIGATIONS	146,058	9,487
LONG-TERM DEFERRED REVENUE	637,889	472,423

	2,370,649	1,669,457

STOCKHOLDERS’ EQUITY (341,715 and 367,030 common stock outstanding, net of treasury stock, at April 25, 2008 and April 27, 2007)	1,700,339	1,989,021

	$4,070,988	$3,658,478

NETAPP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except net income per share amounts)
(Unaudited)

	Quarters Ended		Years Ended
	April 25, 2008	April 27, 2007	April 25, 2008	April 27, 2007
REVENUES:
Product	$629,610	$588,121	$2,242,474	$2,085,898
Software entitlements and maintenance	136,268	99,206	486,896	341,258
Service	171,854	113,866	573,797	377,126

Total revenues	937,732	801,193	3,303,167	2,804,282

COST OF REVENUES:
Cost of product	256,860	230,491	911,434	815,928
Cost of software entitlements and maintenance	2,014	2,752	8,572	10,210
Cost of service	105,986	81,936	369,785	273,644

Total cost of revenues	364,860	315,179	1,289,791	1,099,782

GROSS MARGIN	572,872	486,014	2,013,376	1,704,500

OPERATING EXPENSES:
Sales and marketing	296,457	259,599	1,075,588	895,813
Research and development	124,968	108,802	452,205	385,357
General and administrative	47,793	42,164	171,536	147,501
Restructuring charges (recoveries)	447	—	447	(74)
Gain on sale of assets	—	—	—	(25,339)

Total operating expenses	469,665	410,565	1,699,776	1,403,258

INCOME FROM OPERATIONS	103,207	75,449	313,600	301,242

OTHER INCOME (EXPENSES), net:
Interest income	14,316	17,617	64,610	68,837
Interest expense	(1,860)	(265)	(7,990)	(11,642)
Net gain (loss) on investments	—	(422)	12,614	(1,538)
Other income (expense), net	(578)	(362)	(135)	2,829

Total other income, net	11,878	16,568	69,099	58,486

INCOME BEFORE INCOME TAXES	115,085	92,017	382,699	359,728

PROVISION FOR INCOME TAXES	25,264	2,397	72,961	61,993

NET INCOME	$89,821	$89,620	$309,738	$297,735

NET INCOME PER SHARE:
BASIC	$0.26	$0.24	$0.88	$0.80

DILUTED	$0.26	$0.23	$0.86	$0.77

SHARES USED IN PER SHARE CALCULATION:
BASIC	342,308	369,002	351,676	371,204

DILUTED	348,492	385,151	361,090	388,454

NETAPP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW
(In thousands)
(Unaudited)

	Quarters Ended		Years Ended
	April 25, 2008	April 27, 2007	April 25, 2008	April 27, 2007
Cash Flows from Operating Activities:

Net income	$89,821	$89,620	$309,738	$297,735

Adjustments to reconcile net income to net cash provided by operating activities:

Depreciation	31,329	25,075	115,250	87,391
Amortization of intangible assets and patents	8,503	6,986	28,934	23,442
Stock-based compensation	34,886	38,354	147,964	163,033
Net (gain) loss on investments	—	422	(12,614)	1,538
Gain on sale of assets	—	—	—	(25,339)
Net loss on disposal of equipment	1,013	87	1,841	773
Allowance for doubtful accounts	463	742	818	928
Deferred income taxes	38,307	(57,506)	(53,031)	(145,989)
Deferred rent	3,280	54	3,912	1,033
Income tax benefit from stock-based compensation	(48,795)	42,577	48,195	175,036
Excess tax benefit from stock-based compensation	1,716	(19,696)	(45,391)	(63,159)
Changes in assets and liabilities:
Accounts receivable	(114,249)	(152,234)	(27,741)	(175,231)
Inventories	(10,198)	6,413	(15,382)	9,908
Prepaid expenses and other assets	(27,025)	(5,385)	(7,549)	(6,366)
Accounts payable	53,896	32,143	20,031	36,589
Income taxes payable	(6,286)	13,963	(47,300)	1,556
Accrued compensation and related benefits	23,776	26,742	18,754	43,612
Other accrued liabilities	(855)	4,171	3,974	16,903
Other liabilities	49,722	340	117,469	(265)
Deferred revenue	163,998	157,879	401,014	421,328

Net cash provided by operating activities	293,302	210,747	1,008,886	864,456

Cash Flows from Investing Activities:
Net redemptions of investments	167,731	55,086	376,449	187,857
Decrease (increase) in restricted cash	607	(43)	(793)	290
Proceeds from sale of assets	—	—	—	23,914
Proceeds from sales of nonmarketable securities	—	1,039	898	2,813
Proceeds from sales of marketable securities	—	—	18,256	—
Purchases of property and equipment	(63,433)	(53,417)	(188,280)	(165,828)
Purchases of nonmarketable securities	—	(250)	(4,235)	(1,583)
Purchase of business, net of cash acquired	(99,601)	—	(99,390)	(131,241)

Net cash (used in) provided by investing activities	5,304	2,415	102,905	(83,778)

Cash Flows from Financing Activities:
Proceeds from sale of common stock related to employee stock transactions	14,510	38,028	114,697	215,453
Tax withholding payments reimbursed by restricted stock	(169)	(580)	(6,020)	(5,272)
Excess tax benefit from stock-based compensation	(1,716)	19,696	45,391	63,159
Change on revolving credit facility	(77,400)	—	172,354	—
Repayment of debt	(28,790)	(66,021)	(85,110)	(214,890)
Repurchases of common stock	(59,453)	(200,000)	(903,704)	(805,708)

Net cash used in financing activities	(153,018)	(208,877)	(662,392)	(747,258)

Effect of Exchange Rate Changes on Cash	14,532	(5,422)	(1,999)	(5,597)

Net Increase (decrease) in Cash and Cash Equivalents	160,120	(1,137)	447,400	27,823
Cash and Cash Equivalents:
Beginning of period	776,359	490,216	489,079	461,256

End of period	$936,479	$489,079	$936,479	$489,079